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                                                                   Exhibit 10.17


                 SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

                  This Separation Agreement and Release of All Claims ("Agreement") is made and entered into as of this 14th day of October, 2003 by and between Steve Byrne (hereinafter sometimes referred to as "Byrne") and VESTIN GROUP, INC., a Delaware corporation (hereinafter sometimes referred to as the "Company" or "Vestin").

                                   WITNESSETH:

         WHEREAS, Byrne was employed by the Company (for purposes of this Agreement the Company shall include Vestin Mortgage, Inc., a Nevada corporation, Vestin Capital, Inc., a Nevada corporation, Vestin Mortgage Advisors, Inc., an Arizona corporation, Vestin Fund I, LLC, a Nevada limited liability company, Vestin Fund, II, LLC, a Nevada limited liability company, in Vestin Nevada, Inc., a Nevada corporation and Vestin Fund III, LLC, a Nevada limited liability company) pursuant to an employment agreement between Vestin Group, Inc. and Byrne dated April 1, 2000 ("Employment Agreement"); and

         WHEREAS, Byrne was Chief Operating Officer of Vestin Group, Inc. and Chief Executive Officer of Vestin Mortgage, Inc.; and

         WHEREAS, both Byrne and the Company desire to terminate their employment relationship with each other on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

                  FIRST: The parties hereby agree that the Employment Agreement is terminated effective upon the execution of this Agreement and Byrne shall resign from all positions with the Company as of the date this Agreement is executed which positions include but are not limited to Chief Operating Officer and Director of Vestin Group, Inc. and Chief Executive Officer and Director of Vestin Mortgage, Inc.

                  SECOND: (a)       Byrne understands and agrees that he has had
the opportunity to consider this Agreement for a full twenty-one (21) days from its receipt (Byrne can voluntarily sign earlier) and that he did not execute this Agreement without first being advised in writing to consult with an attorney.

                          (b)       Pursuant to this Agreement, Byrne shall be a
consultant to the Company and shall be assigned projects similar to those which he worked on while employed

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by the Company. Byrne agrees that for a period of three (3) years following the date this Agreement is executed (the "Term") he shall make himself available at all reasonable times for the purpose of providing information and consultation to the Company relating to all projects with which he is familiar and for which he had duties and or responsibilities while he was employed by the Company which projects shall include but not be limited to the projects commonly known as Marshall's Harbor, Marshall's Vista, Sterling 183, Sterling Springdale, Taylor Brown, 105 Group, South Mountain, the Ranches, the Castaways, the Bulloch loan/case, Mesquite 643 and Arroyo Heights, to provide litigation support and testimony for any projects of the Company.

                           (c)      Byrne agrees that for a period of five (5)
years from the date this Agreement is executed he shall not, except with the written consent of the Company:

                                    (i)      either directly or indirectly, for
himself or any third party canvass, contact, solicit, attempt to solicit, induce or attempt to induce, encourage, divert or accept investments from any investor of the Company; or

                                    (ii)     solicit, attempt to solicit,
interfere with, induce, attempt to induce, encourage, divert, or attempt to cause (i) any employee or prospective employees of the Company to terminate and/or leave the employment of the Company for Byrne's own behalf or on behalf of any person, firm, partnership, association, corporation, business organization, entity, or enterprise or (ii) any investor to reduce, withdraw or withhold investments from the Company;

provided, however, Section (c)(i) of Article Second shall not apply in any circumstance in which Byrne has no prior knowledge that any individual or entity described in (c)(i) is an investor with the Company.

                           (d)      Outside Activities and Non-Competition.
Byrne recognizes that the Company's decision to enter into this Agreement is induced in part because of the covenants and assurances made by Byrne, that damages will be done to the Company if Byrne breaches this Article Second, subsection (d). Therefore, Byrne agrees that for a period of three (3) years from the date of this Agreement, neither he nor his affilates shall, directly or indirectly, serve as an employee, contractor, consultant, agent, principal or in any other individual or representative capacity in any of the following companies or their affiliates: USA Commercial Mortgage Company, Inc., Consolidated Mortgage Corporation, Aspen Financial, Inc. or One Cap Mortgage, Inc.. For purposes of this Section (d) of Article Second, the term "affiliates" shall mean any entity controlled by or under common control with Byrne or such company.

                           (e)      Confidential Information. Byrne agrees to
keep confidential and not to use or to disclose to others during the term of this Agreement and thereafter, except as expressly consented to in writing by the Company or required by law, or by any governmental or other regulatory agency in connection with any licensing or similar

                                       2.
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application made by Byrne or required by the governmental or other regulatory agency, any secrets or confidential technology, proprietary information, customer, client or investor lists, or trade secrets of the Company, or any matter or thing ascertained by the Company through Byrne's affiliation with the Company whether prior to or after the date this Agreement is executed, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interest of the Company. Byrne shall, upon execution of this Agreement; return any papers, client, customer and investor lists, fee books, client, customer and investor records, files, or other documents or copies thereof or other confidential information of any kind belonging to the Company pertaining to the Company's clients, customers, investors, business, sales, financial condition, or products. Without limiting other possible remedies to the Company for the breach of this covenant, Byrne agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise. Byrne further agrees that if any restriction contained in this paragraph is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other.

                  THIRD: As consideration for this Agreement, and provided Byrne is not in default of this Agreement, the Company shall pay to Byrne the sum of One Hundred Eighty Thousand Dollars ($180,000) upon execution of this Agreement. In addition, Byrne shall remain on the Company's payroll until November 30, 2003. Further, the Company shall pay to Byrne One Hundred Eighty Thousand Dollars ($180,000) on or before January 31, 2004. In addition, the stock options to purchase One Hundred Thirty Three Thousand Three Hundred Thirty Three (133,333) shares of the Company's stock which are currently vested shall have the remaining term set forth in the option agreement to exercise his options (the "Stock Options"), notwithstanding any other terms of the applicable stock option plan or option agreements or other documentation governing the terms of the Stock Options. Following execution of this Agreement, the Company shall provide evidence of such amendments to the option agreements and other documentation as Byrne may reasonably request to evidence the foregoing understanding concerning the term of the Stock Options.

                  FOURTH: Each party represents that he has not filed any complaints, claims, or actions against the other party (and, in the case of Byrne, the Company's officers, agents, directors, supervisors, employees, or representatives) with any stale, federal, or local agency or court and that he will not do so at any time hereafter. Further, Byrne is hereby waiving any private cause of action of claim that might be covered in any right to sue letter issued by the EEOC.

                  FIFTH: The parties hereto agree to refrain from any publication, oral or written, of any defamatory, disparaging or otherwise derogatory information pertaining to the other party, or to their employment relationship.

                                       3.
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                  SIXTH: Each party hereby irrevocably and unconditionally
releases and forever discharges the other party (and, in the case of the Company,each and all of its members, managers, officers, agents, directors, supervisors, employees, representatives, and affiliates and their respective successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, accrued vacation time, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "claim" or "claims") which each respective party at any time heretofore had or claimed to have or which Byrne may have or claim to have regarding events that have occurred on or prior to the date of this Agreement, including, without limitation, any and all claims related or in any manner incidental to Byrne's employment with the Company, termination of the employment relationship, or the Employment Agreement; provided, however, that the Company shall not be required to hereby release and discharge Byrne to the extent that any Company claim is found by a court of competent jurisdiction in a final, non-appealable decision to have been based solely on fraud, intentional misconduct or gross negligence by Byrne acting without the knowledge of any of Michael Shustek, Lance Bradford, Ira Levine, John Alderfer or Danny Stubbs. It is expressly understood by Byrne that among the various rights and claims being waived in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.). Each party hereby represents and warrants that it knows of no claim or threatened claim against the other party (or, in the case of the Company, each and call of its members, managers, officers, agents, directors, supervisors, employees, representatives, or affiliates). The Company hereby represents and warrants that as of the date this Agreement is executed it knows of no action taken by Byrne in the course of his employment by the Company or its affiliates or otherwise which constitutes fraud, intentional misconduct or gross negligence by Byrne.

                  SEVENTH: The parties understand the word "claims" to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of Byrne's employment with the Company and his termination. All such claims (including related attorneys' fees and costs) are forever barred by this Agreement, without regard to whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Family Medical Leave Act; or the Americans With Disabilities Act. Byrne, with full understanding of the rights afforded Byrne under each of these Acts, statutes and claims for relief, hereby waives any right to assert a claim for any relief available under these Acts, statutes or claims (including but not limited to back pay, severance, attorneys' fees, damages, reinstatement and/or other injunctive relief) that Byrne may otherwise recover based upon any alleged violation(s) of these Acts, or any other claim or cause of action regardless of the forum in which it might be brought.

                  EIGHTH: In the event Byrne is a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was the legal representative or was an officer, employee or agent of the Company or any affiliates thereof, or as a director of the Company or any affiliates thereof, Byrne shall be indemnified and held harmless by the Company to the fullest extent legally permissible under the laws of the State of Nevada from time to time against

                                       4.
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all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith unless Byrne's conduct in connection therewith was the result of Byrne's intentional misconduct, fraud or a knowing violation of the law as determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom. Further, to the fullest extent legally permissible under the laws of the State of Nevada, the Company shall advance expenses as incurred by Byrne in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he is a party by reason of the fact that he is a legal representative or was an officer, employee or agent of the Company or any affiliates thereof or as a director of the Company or any affiliates thereof.

                  NINTH: Byrne understands and agrees that he:

                           (a)      Has had a full twenty-one (21) days within
which to consider this Agreement before executing it or by executing this Agreement earlier has waived the twenty one (21) days.

                           (b)      Has carefully read and fully understands all
of the provisions of this Agreement.

                           (c)      Is, through this Agreement, releasing the
Company from any and all claims he may have against the Company.

                           (d)      Knowingly and voluntarily agrees to all of
the terms set forth in this Agreement.

                           (e)      Knowingly and voluntarily intends to be
legally bound by the same.

                           (f)      Was advised and hereby is advised in writing
to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement.

                           (g)      Has a full seven (7) days following the
execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired. Byrne acknowledges and agrees that such revocation must be received via hand delivery, facsimile, or overnight express delivery to Tenille Schnepp at 2901 El Camino Ave, Las Vegas, Nevada 89102.

                           (h)      Understands that rights or claims under the
Age Discrimination in Employment Act of 1967 (29 U.S.C.Section 621, et seq.) that may arise after the date this Agreement is executed are not waived.

                  TENTH: The parties hereto represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any

                                       5.
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of the parties or by any of the parties' agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

                  ELEVENTH: This Agreement may not be assigned by the Company or Byrne without the prior written consent of the other party. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors successors, and permissible assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and permissible assigns. Byrne expressly warrants that he has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

                  TWELFTH: Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

                  THIRTEENTH: This Agreement sets forth the entire agreement between the parties hereto, this Agreement fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

                  FOURTEENTH: This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

                  FIFTEENTH: It is further understood and agreed that if, at any time, a violation of any term of this Agreement is asserted by any party hereto, that party shall have the right to seek specific performance of that term and/or any other necessary and proper relief, including but not limited to damages, from any court of competent jurisdiction, and the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees.

                  SIXTEENTH:

                  This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

                  SEVENTEENTH: This Agreement may be executed in counterparts with the same force and effect as if all signatures were set forth in a single instrument This Agreement may be executed on facsimile copies with the same force and effect as an executed original of the same.

                                       6.
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         IN WITNESS WHEREOF, this Agreement has been executed on the date and year first set forth above.

                                    /s/ STEVE BYRNE
Dated: October 14, 2003             --------------------------------------------
                                    STEVE BYRNE

                                    VESTIN GROUP, INC., a Delaware corporation

Dated: October 14, 2003             By: /s/ Michael V. Shustek
                                        ----------------------------------------
                                    Michael V. Shustek, Chief Executive Officer

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